MARQETA REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume growth of 30% and Gross Profit growth of 24% in the third quarter of 2024.
OAKLAND, Calif. – November 4, 2024 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the third quarter ended September 30, 2024.

The Company reported Total Processing Volume (TPV) of $74 billion, representing a year-over-year increase of 30%. The Company reported Net Revenue of $128 million and Gross Profit of $90 million, representing increases of 18% and 24%, respectively, year-over-year. GAAP Net Loss for the quarter was $29 million and Adjusted EBITDA was $9 million.
"In the third quarter our true growth trajectory was back on display as we lapped the Block contract renewal, while continuing to demonstrate operational discipline to fuel strong Adjusted EBITDA. We combined this with several new product announcements that further enhance the Marqeta platform to provide transformative payment solutions at scale for our expanding customer base,” said Simon Khalaf, CEO at Marqeta.
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta introduced a Portfolio Migration service that reduces complexity for customers upgrading existing card programs onto the Marqeta platform, without impacting their existing cardholder experience. This ability allows for the seamless migration of customers from competitor platforms to Marqeta. Completed at the end of October, Marqeta successfully migrated millions of Klarna cards in Europe onto its platform from Klarna’s incumbent processor.
•Marqeta unveiled Marqeta Flex, an industry-leading solution that revolutionizes how BNPL loans can be delivered inside payment apps and wallets. Marqeta Flex is intended to increase BNPL’s acceptance and provide consumers with access to personalized BNPL options inside of the payment apps they use most often. Marqeta also announced Affirm and Klarna as the first BNPL providers to be integrated into Marqeta Flex and Branch, which is used by a large number of Uber drivers, as the first application to support Marqeta Flex.
•UX Toolkit, also introduced this quarter, is an addition to Marqeta's portfolio of card program management tools. The UX Toolkit includes user interface components that can be customized and enhanced to improve cardholder touchpoints. The UX Toolkit will allow Marqeta’s customers to create front-end modern payment experiences from scratch with fewer development resources required. This will further enhance Marqeta’s leadership in program management and enable its customers to deliver better user experiences for their cardholders.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2024	2023		2024	2023
Financial metrics:
Net revenue	$127,967	$108,891	18%	$371,205	$557,349	(33%)
Gross profit	$90,132	$72,508	24%	$253,646	$246,281	3%
Gross margin	70%	67%	3 ppts	68%	44%	24 ppts
Total operating expenses	$132,363	$142,334	(7%)	$240,687	$472,960	(49%)
Net (loss) income	($28,643)	($54,990)	48%	$54,405	($182,587)	130%
Net (loss) income margin	(22%)	(51%)	29 ppts	15%	(33%)	48 ppts
Net (loss) income per share - basic	($0.06)	($0.10)	40%	$0.11	($0.34)	132%
Net (loss) income per share - diluted	($0.06)	($0.10)	40%	$0.10	($0.34)	129%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$73,899	$56,650	30%	$211,192	$160,285	32%
Adjusted EBITDA [2]	$9,019	($2,062)	537%	$16,429	($5,586)	394%
Adjusted EBITDA margin [2]	7%	(2%)	9 ppts	4%	(1%)	5 ppts
Non-GAAP operating expenses [2]	$81,113	$74,570	9%	$237,217	$251,867	(6%)
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
Third Quarter 2024 Financial Results:
Total Processing Volume increased by 30% year-over-year, rising to $74 billion from $57 billion in the third quarter of 2023.
Net Revenue of $128 million increased by $19 million, or 18% year-over-year, primarily driven by increased volumes, partially offset by unfavorable mix due to faster growth of Powered by Marqeta volume and a renegotiated platform partnership in the first quarter of 2024.
Gross Profit increased by 24% year-over-year to $90 million from $73 million in the third quarter of 2023 primarily due to our TPV growth. Gross Margin was 70% in the third quarter of 2024.
Net Loss of $29 million in the quarter improved by $26 million year-over-year due to gross profit growth and lower operating expenses. Net Loss margin was 22% in the third quarter of 2024, an improvement of 29 percentage points versus last year.
Adjusted EBITDA was $9 million in the third quarter of 2024, increasing by $11 million year-over year. Adjusted EBITDA margin was 7% in the third quarter of 2024, an increase of 9 percentage points versus last year.

Financial Guidance
Our fourth quarter guidance reflects several changes that became apparent over the last few months with regards to the heightened scrutiny of the banking environment and specific customer program changes.
The following summarizes Marqeta's guidance for the fourth quarter of 2024:

Fourth Quarter 2024
Net Revenue Growth	10 - 12%

Gross Profit Growth	13 - 15%

Adjusted EBITDA Margin (1)	5 - 7%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA Margin and for information regarding non-availability of a forward reconciliation.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until November 11, 2024, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13748904.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities, including credit card issuing; and statements made by Marqeta’s CEO and CFO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to our business, results of operations, financial condition, and demand for our platform; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing, as Marqeta expects; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues, including heightened scrutiny of the banking environment and specific customer program changes; the risk that Marqeta may be unable to maintain relationships with issuing banks and card networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition to businesses and related operations; the risk of financial services and banking sector instability and follow on effects to fintech companies; the impact of macroeconomic factors, including various geopolitical conflicts, uncertainty related to global elections, changes in inflation and interest rates, and uncertainty in global economic conditions; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included or incorporated by reference in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing more than $200 billion in annual payments volume in 2023. Marqeta is certified to operate in more than 40 countries worldwide and counting. Visit www.marqeta.com to learn more.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$127,967	$108,891	$371,205	$557,349
Costs of revenue	37,835	36,383	117,559	311,068
Gross profit	90,132	72,508	253,646	246,281
Operating expenses (benefit):
Compensation and benefits	100,964	102,433	299,120	350,592
Technology	16,317	13,930	44,204	41,674
Professional services	4,759	4,197	13,437	14,507
Occupancy	1,178	1,074	3,476	3,285
Depreciation and amortization	4,448	3,108	11,941	7,582
Marketing and advertising	582	346	1,688	1,348
Other operating expenses	4,115	3,833	11,438	14,171
Executive chairman long-term performance award	—	13,413	(144,617)	39,801
Total operating expenses	132,363	142,334	240,687	472,960
(Loss) income from operations	(42,231)	(69,826)	12,959	(226,679)
Other income, net	13,703	15,074	41,845	37,508
(Loss) income before income tax expense	(28,528)	(54,752)	54,804	(189,171)
Income tax expense (benefit)	115	238	399	(6,584)
Net (loss) income	$(28,643)	$(54,990)	$54,405	$(182,587)

Net (loss) income per share attributable to Class A and Class B common stockholders
Basic	$(0.06)	$(0.10)	$0.11	$(0.34)
Diluted	$(0.06)	$(0.10)	$0.10	$(0.34)
Weighted-average shares used in computing net (loss) income per share attributable to Class A and Class B common stockholders
Basic	507,160	529,489	513,678	535,797
Diluted	507,160	529,489	522,394	535,797

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$886,417	$980,972
Restricted cash	8,500	8,500
Short-term investments	217,569	268,724
Accounts receivable, net	26,373	19,540
Settlements receivable, net	11,817	29,922
Network incentives receivable	46,667	53,807
Prepaid expenses and other current assets	23,821	27,233
Total current assets	1,221,164	1,388,698
Operating lease right-of-use assets, net	4,894	6,488
Property and equipment, net	35,791	18,764
Intangible assets, net	31,238	35,631
Goodwill	123,523	123,523
Other assets	19,226	16,587
Total assets	$1,435,836	$1,589,691
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,026	$1,420
Revenue share payable	167,081	173,645
Accrued expenses and other current liabilities	165,466	161,514
Total current liabilities	333,573	336,579
Operating lease liabilities, net of current portion	2,082	5,126
Other liabilities	4,523	4,591
Total liabilities	340,178	346,296
Stockholders' equity :
Preferred stock	—	—
Common stock	50	52
Additional paid-in capital	1,865,565	2,067,776
Accumulated other comprehensive income	833	762
Accumulated deficit	(770,790)	(825,195)
Total stockholders’ equity	1,095,658	1,243,395
Total liabilities and stockholders' equity	$1,435,836	$1,589,691

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$54,405	$(182,587)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,941	7,582
Share-based compensation expense	103,258	95,911
Executive chairman long-term performance award	(144,617)	39,801
Non-cash postcombination compensation expense	—	32,430
Non-cash operating leases expense	1,017	1,870
Amortization of premium (accretion of discount) on short-term investments	(2,650)	(5,525)
Other	328	1,068
Changes in operating assets and liabilities:
Accounts receivable	(7,285)	(1,108)
Settlements receivable	18,105	(1,477)
Network incentives receivable	7,140	8,086
Prepaid expenses and other assets	3,195	7,760
Accounts payable	(3,274)	(4,350)
Revenue share payable	(6,564)	4,289
Accrued expenses and other liabilities	545	3,331
Operating lease liabilities	(2,129)	(2,499)
Net cash provided by operating activities	33,415	4,582
Cash flows from investing activities:
Purchases of property and equipment	(2,382)	(722)
Capitalization of internal-use software	(14,577)	(9,488)
Business combination, net of cash acquired	—	(135,630)
Purchases of short-term investments	—	(972,430)
Sales of marketable securities	—	637,913
Maturities of short-term investments	54,000	437,034
Realized gain (loss) on investments	—	(73)
Net cash provided by (used in) investing activities	37,041	(43,396)
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	121	4,081
Payment on acquisition-related contingent consideration	—	(53,067)
Proceeds from shares issued in connection with employee stock purchase plan	1,629	1,775
Taxes paid related to net share settlement of restricted stock units	(29,043)	(18,553)
Repurchase of common stock	(137,718)	(131,519)
Net cash used in financing activities	(165,011)	(197,283)
Net decrease in cash, cash equivalents, and restricted cash	(94,555)	(236,097)
Cash, cash equivalents, and restricted cash- Beginning of period	989,472	1,191,646
Cash, cash equivalents, and restricted cash - End of period	$894,917	$955,549

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2024	2023	Year over Year Change Q3'24 vs Q3'23
Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating performance:
Net revenue	$127,967	$125,270	$117,968	$118,822	$108,891	18%
Costs of revenue	37,835	45,917	33,807	35,589	36,383	4%
Gross profit	90,132	79,353	84,161	83,233	72,508	24%
Gross margin	70%	63%	71%	70%	67%	3	ppts
Operating expenses (benefit):
Compensation and benefits	100,964	103,166	94,990	95,790	102,433	(1%)
Technology	16,317	14,769	13,118	13,938	13,930	17%
Professional services	4,759	4,808	3,870	7,172	4,197	13%
Occupancy and equipment	1,178	1,204	1,094	1,076	1,074	10%
Depreciation and amortization	4,448	3,956	3,537	3,159	3,108	43%
Marketing and advertising	582	728	378	1,219	346	68%
Other operating expenses	4,115	3,418	3,905	3,804	3,833	7%
Executive chairman long-term performance award	—	(157,738)	13,121	13,413	13,413	(100%)
Total operating expenses (benefit)	132,363	(25,689)	134,013	139,571	142,334	(7%)
(Loss) income from operations	(42,231)	105,042	(49,852)	(56,338)	(69,826)	40%
Other income, net	13,703	14,216	13,926	14,932	15,074	(9%)
(Loss) income before income tax expense	(28,528)	119,258	(35,926)	(41,406)	(54,752)	48%
Income tax expense (benefit)	115	150	134	(1,030)	238	(52%)
Net (loss) income	$(28,643)	$119,108	$(36,060)	$(40,376)	$(54,990)	48%
(Loss) income per share - basic	$(0.06)	$0.23	$(0.07)	$(0.08)	$(0.10)	40%
(Loss) income per share - diluted	$(0.06)	$0.23	$(0.07)	$(0.08)	$(0.10)	309%
TPV (in millions)	$73,899	$70,627	$66,666	$61,979	$56,650	30%
Adjusted EBITDA	$9,019	$(1,817)	$9,228	$3,292	$(2,062)	537%
Adjusted EBITDA margin	7%	(1%)	8%	3%	(2%)	9	ppts
Financial condition:
Cash and cash equivalents	$886,417	$924,730	$970,357	$980,972	$947,749	(6%)
Restricted cash	$8,500	$8,500	$8,500	$8,500	$7,800	9%
Short-term investments	$217,569	$228,833	$228,324	$268,724	$349,395	(38%)
Total assets	$1,435,836	$1,488,283	$1,558,361	$1,589,691	$1,603,249	(10%)
Total liabilities	$340,178	$345,908	$347,696	$346,296	$308,166	10%
Stockholders' equity	$1,095,658	$1,142,375	$1,210,665	$1,243,395	$1,295,083	(15%)
ppts = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net (loss) income adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring charges; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which consists of interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring charges; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Non-GAAP operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$127,967	$108,891	$371,205	$557,349
Net (loss) income	$(28,643)	$(54,990)	$54,405	$(182,587)
Net (loss) income margin	(22%)	(51%)	15%	(33%)
Total operating expenses	$132,363	$142,334	$240,687	$472,960

Net (loss) income	$(28,643)	$(54,990)	$54,405	$(182,587)
Depreciation and amortization expense	4,448	3,108	11,941	7,582
Share-based compensation expense(1)	35,654	32,135	103,258	98,802
Executive chairman long-term performance award(1)	—	13,413	(144,617)	39,801
Payroll tax expense related to share-based compensation	440	541	2,307	1,818
Acquisition-related expenses (2)	10,708	18,270	30,581	64,420
Restructuring	—	297	—	8,670
Other income, net	(13,703)	(15,074)	(41,845)	(37,508)
Income tax expense (benefit)	115	238	399	(6,584)
Adjusted EBITDA	$9,019	$(2,062)	$16,429	$(5,586)
Adjusted EBITDA Margin	7%	(2%)	4%	(1%)

Total operating expenses	$132,363	$142,334	$240,687	$472,960
Depreciation and amortization expense	(4,448)	(3,108)	(11,941)	(7,582)
Share-based compensation expense(1)	(35,654)	(32,135)	(103,258)	(98,802)
Executive chairman long-term performance award(1)	—	(13,413)	144,617	(39,801)
Payroll tax expense related to share-based compensation	(440)	(541)	(2,307)	(1,818)
Restructuring	—	(297)	—	(8,670)
Acquisition-related expenses (2)	(10,708)	(18,270)	(30,581)	(64,420)
Non-GAAP operating expenses	$81,113	$74,570	$237,217	$251,867
(1) Prior period amounts related to the Executive Chairman Long-Term Performance Award have been reclassified to conform to the current period presentation.
(2) Acquisition-related expenses, which include transaction costs, integration costs and cash and non-cash postcombination compensation expense, have been excluded from Adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.

A reconciliation of Adjusted EBITDA margin to the comparable GAAP measure for the fourth quarter of 2024 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.